Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating Information
Number of Communities (1)			139	137
Total Sites (1)			26,189	26,141
Rental and Related Income	$51,937	$48,135	$153,760	$140,503
Community Operating Expenses	$22,511	$20,673	$65,203	$60,795
Community NOI	$29,426	$27,462	$88,557	$79,708
Expense Ratio	43.3%	42.9%	42.4%	43.3%
Sales of Manufactured Homes	$8,734	$7,909	$24,919	$23,438
Number of Homes Sold	100	90	300	264
Number of Rentals Added, net	117	245	284	779
Net Income (Loss)	$12,905	$(1,499)	$16,461	$(3,403)
Net Income (Loss) Attributable to Common Shareholders	$8,181	$(5,831)	$2,444	$(15,546)
Adjusted EBITDA excluding Non-Recurring Other Expense	$29,138	$25,965	$84,152	$74,695
FFO Attributable to Common Shareholders	$17,662	$13,791	$47,890	$36,474
Normalized FFO Attributable to Common Shareholders	$18,462	$14,400	$50,286	$39,169

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	75,610	65,076	72,173	61,853
Diluted	76,563	65,554	72,971	62,508
Net Income (Loss) Attributable to Shareholders per Share-
Basic and Diluted	$0.11	$(0.09)	$0.03	$(0.25)
FFO per Share- (2)
Basic	$0.23	$0.21	$0.66	$0.59
Diluted	$0.23	$0.21	$0.66	$0.58
Normalized FFO per Share- (2)
Basic	$0.24	$0.22	$0.70	$0.63
Diluted	$0.24	$0.22	$0.69	$0.63
Dividends per Common Share	$0.215	$0.205	$0.64	$0.62

Balance Sheet
Total Assets			$1,501,533	$1,392,884
Total Liabilities			$643,148	$715,137

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$614,944	$686,630
Equity Market Capitalization			$1,547,969	$927,733
Series D Preferred Stock			$306,778	$279,482
Total Market Capitalization			$2,469,691	$1,893,845

(1)	Includes Duck River Estates and River Bluff Estates, two newly constructed communities in 2024, and Sebring Square and Rum Runner, two communities owned in a joint venture with Nuveen Real Estate in which the company has a 40% interest.
(2)	Please see Definitions on page 15.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 3

Consolidated Balance Sheets
(in thousands except per share amounts)	September 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$87,478	$86,497
Site and Land Improvements	915,748	896,568
Buildings and Improvements	39,795	39,506
Rental Homes and Accessories	554,034	516,470
Total Investment Property	1,597,055	1,539,041
Equipment and Vehicles	30,759	29,126
Total Investment Property and Equipment	1,627,814	1,568,167
Accumulated Depreciation	(456,795)	(416,309)
Net Investment Property and Equipment	1,171,019	1,151,858

Other Assets
Cash and Cash Equivalents	66,704	57,320
Marketable Securities at Fair Value	34,178	34,506
Inventory of Manufactured Homes	31,440	32,940
Notes and Other Receivables, net	88,367	81,071
Prepaid Expenses and Other Assets	17,138	11,729
Land Development Costs	65,965	33,302
Investment in Joint Venture	26,722	24,851
Total Other Assets	330,514	275,719

TOTAL ASSETS	$1,501,533	$1,427,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$488,285	$496,483
Other Liabilities
Accounts Payable	5,732	6,106
Loans Payable, net of unamortized debt issuance costs	25,968	93,479
Series A Bonds, net of unamortized debt issuance costs	100,691	100,055
Accrued Liabilities and Deposits	12,546	15,117
Tenant Security Deposits	9,926	9,543
Total Other Liabilities	154,863	224,300
Total Liabilities	643,148	720,783

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 shares authorized as of September 30, 2024 and December, 31 2023; 12,271 and 11,607 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	306,778	290,180
Common Stock- $0.10 par value per share: 163,714 and 153,714 shares authorized as of September 30, 2024 and December 31, 2023; 78,697 and 67,978 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	7,870	6,798
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of September 30, 2024 and December 31, 2023	-0-	-0-
Additional Paid-In Capital	567,178	433,106
Accumulated Deficit	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	856,462	704,720
Non-Controlling Interest in Consolidated Subsidiaries	1,923	2,074
Total Shareholders’ Equity	858,385	706,794

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,501,533	$1,427,577

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
INCOME:
Rental and Related Income	$51,937	$48,135	$153,760	$140,503
Sales of Manufactured Homes	8,734	7,909	24,919	23,438
TOTAL INCOME	60,671	56,044	178,679	163,941

EXPENSES:
Community Operating Expenses	22,511	20,673	65,203	60,795
Cost of Sales of Manufactured Homes	5,446	5,334	16,463	16,059
Selling Expenses	1,787	1,792	5,177	5,269
General and Administrative Expenses	4,474	4,491	15,348	14,654
Depreciation Expense	14,693	14,147	44,435	41,271
TOTAL EXPENSES	48,911	46,437	146,626	138,048

OTHER INCOME (EXPENSE):
Interest Income	1,816	1,306	4,884	3,661
Dividend Income	357	508	1,079	1,745
Gain (Loss) on Sales of Marketable Securities, net	-0-	226	(3,778)	183
Increase (Decrease) in Fair Value of Marketable Securities	5,499	(5,496)	3,468	(10,439)
Other Income	150	235	514	850
Loss on Investment in Joint Venture	(75)	(165)	(299)	(645)
Interest Expense	(6,524)	(7,694)	(21,369)	(24,662)
TOTAL OTHER INCOME (EXPENSE)	1,223	(11,080)	(15,501)	(29,307)

Income (Loss) before Gain (Loss) on Sales of Investment Property and Equipment	12,983	(1,473)	16,552	(3,414)
Gain (Loss) on Sales of Investment Property and Equipment	(78)	(26)	(91)	11
NET INCOME (LOSS)	12,905	(1,499)	16,461	(3,403)

Preferred Dividends	(4,783)	(4,364)	(14,168)	(12,251)
Loss Attributable to Non-Controlling Interest	59	32	151	108

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$8,181	$(5,831)	$2,444	$(15,546)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic and Diluted	$0.11	$(0.09)	$0.03	$(0.25)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	75,610	65,076	72,173	61,853
Diluted	76,563	65,554	72,971	62,508

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 5

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$16,461	$(3,403)
Non-Cash Items Included in Net Income (Loss):
Depreciation	44,435	41,271
Amortization of Financing Costs	1,770	1,592
Stock Compensation Expense	3,732	4,010
Provision for Uncollectible Notes and Other Receivables	1,302	1,332
(Gain) Loss on Sales of Marketable Securities, net	3,778	(183)
(Increase) Decrease in Fair Value of Marketable Securities	(3,468)	10,439
(Gain) Loss on Sales of Investment Property and Equipment	91	(11)
Loss on Investment in Joint Venture	690	799
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	1,500	49,518
Notes and Other Receivables, net of notes acquired with acquisitions	(8,598)	(12,645)
Prepaid Expenses and Other Assets	(4,800)	1,612
Accounts Payable	(374)	(409)
Accrued Liabilities and Deposits	(2,571)	(3,815)
Tenant Security Deposits	383	1,007
Net Cash Provided by Operating Activities	54,331	91,114
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	-0-	(3,679)
Purchase of Investment Property and Equipment	(67,575)	(108,616)
Proceeds from Sales of Investment Property and Equipment	3,888	2,282
Additions to Land Development Costs	(30,784)	(24,310)
Purchase of Marketable Securities	(18)	(17)
Proceeds from Sales of Marketable Securities	36	4,323
Investment in Joint Venture	(2,561)	(5,709)
Net Cash Used in Investing Activities	(97,014)	(135,726)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Payments from Short-Term Borrowings	(67,363)	(8,338)
Principal Payments of Mortgages and Loans	(8,887)	(67,429)
Financing Costs on Debt	(593)	(871)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	15,260	46,792
Proceeds from At-The-Market Common Equity Program, net of offering costs	163,194	121,964
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	5,258	4,807
Proceeds from Exercise of Stock Options	2,919	734
Preferred Dividends Paid	(14,168)	(12,251)
Common Dividends Paid, net of dividend reinvestments	(42,944)	(36,102)
Net Cash Provided by Financing Activities	52,676	49,306

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9,993	4,694
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	64,437	40,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$74,430	$45,570

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$12,905	$(1,499)	$16,461	$(3,403)
Interest Expense	6,524	7,694	21,369	24,662
Franchise Taxes	114	101	342	302
Depreciation Expense	14,693	14,147	44,435	41,271
Depreciation Expense from Unconsolidated Joint Venture	209	179	610	504
(Increase) Decrease in Fair Value of Marketable Securities	(5,499)	5,496	(3,468)	10,439
(Gain) Loss on Sales of Marketable Securities, net	-0-	(226)	3,778	(183)
Adjusted EBITDA	28,946	25,892	83,527	73,592
Non- Recurring Other Expense (1)	192	73	625	1,103
Adjusted EBITDA without Non-recurring Other Expense	$29,138	$25,965	$84,152	$74,695

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$8,181	$(5,831)	$2,444	$(15,546)
Depreciation Expense	14,693	14,147	44,435	41,271
Depreciation Expense from Unconsolidated Joint Venture	209	179	610	504
(Gain) Loss on Sales of Investment Property and Equipment	78	26	91	(11)
(Increase) Decrease in Fair Value of Marketable Securities	(5,499)	5,496	(3,468)	10,439
(Gain) Loss on Sales of Marketable Securities, net	-0-	(226)	3,778	(183)
Funds from Operations Attributable to Common Shareholders (“FFO”)	17,662	13,791	47,890	36,474

Adjustments:
Amortization of Financing Costs	608	536	1,771	1,592
Non- Recurring Other Expense (1)	192	73	625	1,103
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”)	$18,462	$14,400	$50,286	$39,169

(1)	Consists of one-time legal fees ($192 and $243, respectively), and costs associated with the liquidation/sale of inventory in a particular sales center ($0 and $382, respectively) for the three and nine months ended September 30, 2024, respectively. Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($0 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($43 and $93, respectively), one-time legal fees ($25 and $75, respectively), fees related to the establishment of the OZ Fund ($0 and $37, respectively), and costs associated with acquisitions that were not completed ($5 and $36, respectively) for the three and nine months ended September 30, 2023, respectively.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 7

Market Capitalization, Debt and Coverage Ratios

(in thousands) (unaudited)

	Nine Months Ended				Year Ended
	September 30, 2024		September 30, 2023		December 31, 2023
Shares Outstanding	78,697		66,172		67,978
Market Price Per Share	$19.67		$14.02		$15.32
Equity Market Capitalization	$1,547,969		$927,733		$1,041,422
Total Debt	614,944		686,630		690,017
Preferred	306,778		279,482		290,180
Total Market Capitalization	$2,469,691		$1,893,845		$2,021,619

Total Debt	$614,944		$686,630		$690,017
Less: Cash and Cash Equivalents	(66,704)		(38,646)		(57,320)
Net Debt	548,240		647,984		632,697
Less: Marketable Securities at Fair Value (“Securities”)	(34,178)		(27,616)		(34,506)
Net Debt Less Securities	$514,062		$620,368		$598,191

Interest Expense	$21,369		$24,662		$32,475
Capitalized Interest	4,119		4,095		5,032
Preferred Dividends	14,168		12,251		16,723
Total Fixed Charges	$39,656		$41,008		$54,230

Adjusted EBITDA excluding Non-Recurring Other Expenses	$84,152		$74,695		$101,780

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	22.2%		34.2%		31.3%

Net Debt Plus Preferred / Total Market Capitalization	34.6%		49.0%		45.7%

Net Debt Less Securities / Total Market Capitalization	20.8%		32.8%		29.6%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	33.2%		47.5%		43.9%

Interest Coverage	3.3	x	2.6	x	2.7	x

Fixed Charge Coverage	2.1	x	1.8	x	1.9	x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	4.9	x	6.5	x	6.2	x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	4.6	x	6.2	x	5.9	x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	7.6	x	9.3	x	9.1	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	7.3	x	9.0	x	8.7	x

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 8

Debt Analysis

(in thousands) (unaudited)

	Nine Months Ended		Year Ended
	September 30, 2024	September 30, 2023	December 31, 2023
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$492,248	$446,280	$501,135
Unamortized Debt Issuance Costs	(3,963)	(4,116)	(4,652)

Mortgages, Net of Unamortized Debt Issuance Costs	$488,285	$442,164	$496,483
Loans Payable:
Unsecured Line of Credit	$-0-	$100,000	$70,000
Other Loans Payable	27,320	45,888	24,683

Total Loans Before Unamortized Debt Issuance Costs	27,320	145,888	94,683
Unamortized Debt Issuance Costs	(1,352)	(1,265)	(1,204)

Loans, Net of Unamortized Debt Issuance Costs	$25,968	$144,623	$93,479
Bonds Payable:
Series A Bonds	$102,670	$102,670	$102,670
Unamortized Debt Issuance Costs	(1,979)	(2,827)	(2,615)
Bonds, Net of Unamortized Debt Issuance Costs	$100,691	$99,843	$100,055

Total Debt, Net of Unamortized Debt Issuance Costs	$614,944	$686,630	$690,017

% Fixed/Floating
Fixed	99.5%	79.0%	90.0%
Floating	0.5%	21.0%	10.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.17%	3.88%	4.17%
Loans Payable	6.47%	7.26%	6.98%
Bonds Payable	4.72%	4.72%	4.72%
Total Average	4.36%	4.71%	4.63%

Weighted Average Maturity (Years)
Mortgages Payable	4.6	5.0	5.3

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 9

Debt Maturity

(in thousands) (unaudited)

As of September 30, 2024: Year Ended	Mortgages	Loans	Bonds		Total	% of Total
2024	$-0-	$3,123	$-0-		$3,123	0.5%
2025	116,113	-0-	-0-		116,113	18.7%
2026	36,273	-0-	-0-		36,273	5.8%
2027	38,285	-0-	102,670	(1)	140,955	22.7%
2028	24,753	24,197	-0-		48,950	7.9%
Thereafter	276,824	-0-	-0-		276,824	44.5%

Total Debt Before Unamortized Debt Issuance Costs	492,248	27,320	102,670		622,238	100.0%

Unamortized Debt Issuance Costs	(3,963)	(1,352)	(1,979)		(7,294)

Total Debt, Net of Unamortized Debt Issuance Costs	$488,285	$25,968	$100,691		$614,944

(1)	Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 10

Securities Portfolio Performance

(in thousands) (unaudited)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain (Loss) on Sale of Securities	Net Realized Gain (Loss) on Sale of Securities & Dividend Income
2010-2014	63,556	$15,066	$14,414	$29,480
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023	34,506	2,318	183	2,501
2024*	34,178	1,079	(3,778)	(2,699)

		$69,265	$23,811	$93,076

* Financial Information is as of and for the nine months ended September 30, 2024.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 11

Property Summary and Snapshot

(unaudited)

	September 30, 2024	September 30, 2023	% Change
UMH Communities (1)	137	135	1.5%
Total Sites	25,826	25,778	0.2%
Occupied Sites	22,565	22,294	271 sites, 1.2%
Occupancy %	87.4%	86.5%	90 bps
Total Rentals	10,253	9,877	3.8%
Occupied Rentals	9,683	9,308	4.0%
Rental Occupancy %	94.4%	94.2%	20 bps
Monthly Rent Per Site	$534	$514	3.9%
Monthly Rent Per Home Rental Including Site	$969	$922	5.1%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental (3)

Alabama	2	69	62	7	299	134	44.8%	$200	112	104	92.9%	$1,056
Georgia	1	26	26	-0-	118	14	11.9%	$450	14	14	100.0%	$1,070
Indiana	14	1,105	908	197	4,051	3,593	88.7%	$495	1,956	1,846	94.4%	$957
Maryland	1	77	29	48	69	62	89.9%	$655	1	-0-	0.0%	N/A
Michigan	4	241	222	19	1,089	918	84.3%	$503	380	361	95.0%	$1,019
New Jersey	5	390	226	164	1,265	1,219	96.4%	$706	44	39	88.6%	$1,282
New York (2)	8	698	327	371	1,370	1,194	87.2%	$632	498	469	94.2%	$1,140
Ohio	38	2,044	1,515	529	7,307	6,399	87.6%	$490	3,001	2,850	95.0%	$921
Pennsylvania	53	2,392	1,901	491	7,976	6,975	87.4%	$561	3,163	2,970	93.9%	$966
South Carolina	2	63	55	8	322	210	65.2%	$220	155	138	89.0%	$1,069
Tennessee (1)	9	710	368	342	1,960	1,847	94.2%	$554	929	892	96.0%	$1,005
Total UMH (1)	137	7,815	5,639	2,176	25,826	22,565	87.4%	$534	10,253	9,683	94.4%	$969

(1)	Includes Duck River Estates and River Bluff Estates, two newly constructed communities in 2024. Excludes two Florida communities owned in a joint venture with Nuveen Real Estate in which the company has a 40% interest.
(2)	Total and Vacant Acreage of 220 acres for Mountain View Estates property is included in the above summary.
(3)	Includes home and site rent charges.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended				For Nine Months Ended
	September 30, 2024	September 30, 2023	Change	% Change	September 30, 2024	September 30, 2023	Change	% Change
Same Property Community Net Operating Income (“NOI”)

Rental and Related Income	$51,336	$47,673	$3,663	7.7%	$151,976	$139,384	$12,592	9.0%
Community Operating Expenses	21,078	19,492	1,586	8.1%	60,768	57,365	3,403	5.9%

Same Property Community NOI	$30,258	$28,181	$2,077	7.4%	$91,208	$82,019	$9,189	11.2%

	September 30, 2024	September 30, 2023	Change

Total Sites	25,483	25,454	0.1%
Occupied Sites	22,355	22,135	220 sites, 1.0%
Occupancy %	87.7%	87.0%	70 bps
Number of Properties	133	133	N/A
Total Rentals	10,089	9,752	3.5%
Occupied Rentals	9,525	9,185	3.7%
Rental Occupancy	94.4%	94.2%	20 bps
Monthly Rent Per Site	$537	$514	4.5%
Monthly Rent Per Home Rental Including Site	$970	$919	5.5%

Same Property includes all UMH communities owned as of January 1, 2023, with the exception of Memphis Blues, Duck River Estates and River Bluff Estates.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 13

Acquisitions Summary

(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2021	3	543	59%	$18,300	$34	113
2022	7	1,480	65%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26

Property Portfolio

Marcellus and Utica Shale Region
Acquired Prior to 2023
136 communities and 25,700 sites
Acquired in 2023
1 community and 100 sites
220 acres to be developed into a manufactured home community
Joint Venture:
2 communities and 400 sites
61 acres to be developed into a manufactured home community

UMH Communities
Total - 137
PA 39%
OH 28%
IN 10%
NY 6%
TN 6%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,800 Sites

UMH Acreage
Total - 7,815
Developed
2,921
37%
Developed
2,718
35%
Vacant
910
12%
Vacant
1,266
16%
Marcellus and Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus and Utica Share Acreage

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), Community NOI, Same Property Community NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for amortization of financing costs and certain one-time charges. Community NOI and Same Property Community NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property Community NOI, Adjusted EBITDA, excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“Nareit”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 76.6 million and 73.0 million shares for the three and nine months ended September 30, 2024, respectively, and 65.6 million and 62.5 million shares for the three and nine months ended September 30, 2023, respectively. Common stock equivalents resulting from stock options to purchase 5.4 million shares of common stock amounted to 953,000 and 798,000 shares, for the three and nine months ended September 30, 2024, respectively, were included in the computation of Diluted Net Income per Share. Common stock equivalents resulting from stock options in the amount of 478,000 and 655,000 for the three and nine months ended September 30, 2023, respectively, were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property Community NOI is calculated as Community NOI, using all properties owned as of January 1, 2023, with the exception of Memphis Blues, Duck River Estates and River Bluff Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 15

Press Release Dated November 6, 2024

FOR IMMEDIATE RELEASE	November 6, 2024
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE THIRD QUARTER ENDED

SEPTEMBER 30, 2024

FREEHOLD, NJ, November 6, 2024........ UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income for the quarter ended September 30, 2024 of $60.7 million, as compared to $56.0 million for the quarter ended September 30, 2023, representing an increase of 8%. Net Income Attributable to Common Shareholders amounted to $8.2 million or $0.11 per diluted share for the quarter ended September 30, 2024, as compared to a Net Loss of $5.8 million or $0.09 per diluted share for the quarter ended September 30, 2023. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $18.5 million or $0.24 per diluted share for the quarter ended September 30, 2024, as compared to $14.4 million or $0.22 per diluted share for the quarter ended September 30, 2023, representing a 9% per diluted share increase.

A summary of significant financial information for the three and nine months ended September 30, 2024 and 2023 is as follows (in thousands except per share amounts):

	Three Months Ended
	September 30,
	2024	2023

Total Income	$60,671	$56,044
Total Expenses	$48,911	$46,437
Net Income (Loss) Attributable to Common Shareholders	$8,181	$(5,831)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.11	$(0.09)
FFO (1)	$17,662	$13,791
FFO (1) per Diluted Common Share	$0.23	$0.21
Normalized FFO (1)	$18,462	$14,400
Normalized FFO (1) per Diluted Common Share	$0.24	$0.22
Basic Weighted Average Shares Outstanding	75,610	65,076
Diluted Weighted Average Shares Outstanding	76,563	65,554

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 16

	Nine Months Ended
	September 30,
	2024	2023

Total Income	$178,679	$163,941
Total Expenses	$146,626	$138,048
Net Income (Loss) Attributable to Common Shareholders	$2,444	$(15,546)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.03	$(0.25)
FFO (1)	$47,890	$36,474
FFO (1) per Diluted Common Share	$0.66	$0.58
Normalized FFO (1)	$50,286	$39,169
Normalized FFO (1) per Diluted Common Share	$0.69	$0.63
Basic Weighted Average Shares Outstanding	72,173	61,853
Diluted Weighted Average Shares Outstanding	72,971	62,508

A summary of significant balance sheet information as of September 30, 2024 and December 31, 2023 is as follows (in thousands):

	September 30, 2024	December 31, 2023

Gross Real Estate Investments	$1,597,055	$1,539,041
Marketable Securities at Fair Value	$34,178	$34,506
Total Assets	$1,501,533	$1,427,577
Mortgages Payable, net	$488,285	$496,483
Loans Payable, net	$25,968	$93,479
Bonds Payable, net	$100,691	$100,055
Total Shareholders’ Equity	$858,385	$706,794

Samuel A. Landy, President and CEO, commented on the results of the third quarter of 2024.

“We are pleased to announce another solid quarter of operating results. During the quarter, we:

●	Increased Rental and Related Income by 8%;
●	Increased Sales of Manufactured Homes by 10%;
●	Increased Community Net Operating Income (“NOI”) by 7%;
●	Increased Same Property NOI by 7%;
●	Increased Same Property Occupancy by 70 basis points from 87.0% to 87.7%;
●	Increased our rental home portfolio by 117 homes from June 30, 2024 and 284 homes from yearend 2023 to approximately 10,300 total rental homes, representing an increase of 3%;
●	Issued and sold approximately 5.7 million shares of Common Stock through our At-the-Market Sale Programs at a weighted average price of $18.93 per share, generating gross proceeds of $108.4 million and net proceeds of $106.7 million, after offering expenses;
●	Issued and sold approximately 441,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.51 per share, generating gross proceeds of $10.4 million and net proceeds of $10.2 million, after offering expenses;
●	Subsequent to quarter end, issued and sold approximately 170,000 shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $18.92 per share, generating net proceeds of $3.2 million, after offering expenses; and
●	Subsequent to quarter end, issued and sold approximately 247,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.90 per share, generating net proceeds of $5.8 million, after offering expenses.”

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 17

Mr. Landy stated, “UMH has executed on its long-term business plan which is resulting in improved community operating results, increased sales profits and ultimately growing earnings per share. Normalized FFO per share for the third quarter of 2024 was $0.24 per share as compared to $0.22 per share for the third quarter of 2023, representing an increase of approximately 9%. Year to date, Normalized FFO per share was $0.69 as compared to $0.63 per share last year, representing an increase of approximately 10%.”

“Our same property operating results continue to meet our expectations. Year-over-year, same property occupancy has increased by 220 sites, or 70 basis points, to 87.7%. This occupancy growth and our annual rent increases generated same property rental and related income growth of 8% for the quarter and 9% for the first nine months of the year. Same property NOI increased 7% for the quarter and 11% for the first nine months of the year. These increases in same property occupancy, rental and related income and in NOI substantially increases the value of our communities.”

“Sales of manufactured homes were $8.7 million for the quarter and $24.9 million for the year, representing increases of 10% and 6%, respectively. We have sold 300 homes this year of which 98 were new home sales, averaging $151,000 per sale, and 202 were used home sales, averaging $50,000 per sale. Our sales pipeline remains strong, and we are on track to break our sales record of $31.2 million, which was set last year.”

“During the quarter, UMH issued and sold 5.7 million shares of common stock through our at-the-market sales program at a weighted average price of $18.93 per share, generating gross proceeds of approximately $108.4 million. This capital was raised close to our 52-week high and was utilized to pay down our line of credit. Our $260 million line of credit is fully available to us. Our balance sheet is well-positioned to continue to invest internally in our rental home program, financed home sales, capital improvements and expansions. Additionally, we are well positioned to execute on acquisitions should when they become available at attractive prices.”

“We are also updating our 2024 guidance, which previously was normalized FFO in a range of $0.91-$0.95 per diluted share for the full year, or $0.93 at the midpoint. We are tightening this range, to $0.92-$0.94. This represents approximately 8% annual NFFO growth at the midpoint over full year 2023 NFFO of $0.86 per diluted share.”

UMH Properties, Inc. will host its Third Quarter 2024 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Thursday, November 7, 2024, at 10:00 a.m. Eastern Time.

The Company’s 2024 third quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, November 7, 2024, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 2262955. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 139 manufactured home communities containing approximately 26,200 developed homesites, including two communities owned through its joint venture in which the Company has a 40% interest. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina, Florida and Georgia.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“Nareit”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. Nareit created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 76.6 million and 73.0 million shares for the three and nine months ended September 30, 2024, respectively, and 65.6 million and 62.5 million shares for the three and nine months ended September 30, 2023, respectively. Common stock equivalents resulting from employee stock options to purchase 5.4 million shares of common stock amounted to 953,000 shares 798,000 shares, for the three and nine months ended September 30, 2024, respectively, were included in the computation of Diluted Net Income per Share. Common stock equivalents resulting from stock options in the amount of 478,000 and 655,000 shares for the three and nine months ended September 30, 2023, respectively, were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 19

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO and Normalized FFO for the three and nine months ended September 30, 2024 and 2023 are calculated as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net Income (Loss) Attributable to Common Shareholders	$8,181	$(5,831)	$2,444	$(15,546)
Depreciation Expense	14,693	14,147	44,435	41,271
Depreciation Expense from Unconsolidated Joint Venture	209	179	610	504
(Gain) Loss on Sales of Investment Property and Equipment	78	26	91	(11)
(Increase) Decrease in Fair Value of Marketable Securities	(5,499)	5,496	(3,468)	10,439
(Gain) Loss on Sales of Marketable Securities, net	-0-	(226)	3,778	(183)
FFO Attributable to Common Shareholders	17,662	13,791	47,890	36,474
Amortization of Financing Costs	608	536	1,771	1,592
Non-Recurring Other Expense (2)	192	73	625	1,103
Normalized FFO Attributable to Common Shareholders	$18,462	$14,400	$50,286	$39,169

(2)	Consists of one-time legal fees ($192 and $243, respectively), and costs associated with the liquidation/sale of inventory in a particular sales center ($0 and $382, respectively) for the three and nine months ended September 30, 2024, respectively. Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($0 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($43 and $93, respectively), one-time legal fees ($25 and $75, respectively), fees related to the establishment of the OZ Fund ($0 and $37, respectively), and costs associated with acquisitions that were not completed ($5 and $36, respectively) for the three and nine months ended September 30, 2023.

The following are the cash flows provided by (used in) operating, investing and financing activities for the nine months ended September 30, 2024 and 2023 (in thousands):

	2024	2023
Operating Activities	$54,331	$91,114
Investing Activities	(97,014)	(135,726)
Financing Activities	52,676	49,306

# # # #

UMH Properties, Inc. | Third Quarter FY 2024 Supplemental Information 20